                          GRAND CENTRAL FINANCIAL CORP.

                     Up to 2,645,000 Shares of Common Stock
                           ($0.01 Par Value Per Share)

                         Purchase Price $10.00 Per Share


                                AGENCY AGREEMENT


                               November ___, 1998


Charles Webb & Company,
 a Division of Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

         Grand Central Financial Corp., Wellsville, Ohio ("Company"), and Central Federal Savings and Loan Association of Wellsville, Wellsville, Ohio ("Association"), a federally chartered mutual savings and loan association with its deposit accounts insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc.
("Agent") as follows:


         Section 1. The Offering. The Association, in accordance with a plan of conversion ("Plan"), adopted by its Board of Directors, intends to convert from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association, and issue all of its outstanding capital stock to the Company. Unless the context requires otherwise, all references to "Association" herein shall include the Association in its mutual and in its converted form as a federal stock savings and loan association.


         Pursuant to the Plan, the Company intends to offer and sell up to 2,300,000 (subject to adjustment up to 2,645,000) shares of its common stock, par value $0.01 per share ("Shares" or "Common Stock"), in a subscription offering ("Subscription Offering") to (i) Eligible Account Holders, (ii) the Association's ESOP, (iii) Supplemental Eligible Account Holders and (iv) Other Members, as those terms are defined in the Plan. The Company shall offer any Shares not subscribed for in the Subscription Offering for sale in a community offering ("Community Offering" and, when referred to together with the Subscription Offering, the "Subscription and Community Offering") to certain members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered, with preference given first, to natural persons who reside in Columbiana, Mahoning and Jefferson Counties, Ohio. If any Shares are not subscribed for or purchased in the


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Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 2

Subscription and Community Offering, the Agent, at the request of the Company and the Association, shall seek to form a syndicate of selected registered broker-dealers to assist in the sale of such Shares on a best efforts basis in a syndicated community offering ("Syndicated Community Offering"). It is acknowledged that the purchase of the Shares is subject to the purchase limitations described in the Plan and that the Company and the Association may reject, in whole or in part, any orders received in the Community Offering or the Syndicated Community Offering. The Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the "Offering." Collectively, these transactions are referred to herein as the "Conversion."


         The Company has filed with the Securities and Exchange Commission ("Commission") a registration statement on Form SB-2 (File No. 333-64089), including exhibits (as amended or supplemented, the "Registration Statement"), containing a prospectus relating to the Offering, for the registration of the Shares under the Securities Act of 1933 ("1933 Act"), and has filed such amendments and supplements thereto, if any, and such amended prospectuses and supplemented prospectuses as may have been required to the date hereof. The prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement initially becomes effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act ("1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.


         The Association has filed with the Office of Thrift Supervision ("OTS") an Application for Approval of Conversion, including exhibits (as amended or supplemented the "Conversion Application"), including the Prospectus contained therein, and has filed such amendments or supplements thereto, if any, as may have been required pursuant to the Home Owners' Loan Act, as amended ("HOLA"), and 12 C.F.R. Part 563b ("Conversion Regulations"). In addition, the Company has filed with the OTS an application on Form H-(e)1-S, including exhibits (as amended or supplemented, the "Holding Company Application"), and has filed such amendments or supplements thereto, if any, as may have been required to become a registered savings and loan holding company under the HOLA.

         Section 2. Retention of Agent; Compensation and Expenses; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company and the Association hereby appoint the Agent as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist the Company and the Association with respect to the sale of the Shares in the Offering.


         On the basis of the representations and warranties and the agreements herein, but subject to the terms and conditions herein, the Agent accepts such appointment and agrees to consult with and

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 3

advise the Company and the Association as to the matters set forth in the letter agreement dated June 11, 1998 ("Letter Agreement"), between the Association and the Agent. The Agent shall not be required to purchase any Shares or take any action inconsistent with all applicable laws, regulations, decisions or orders. In the event of the Syndicated Community Offering, the Agent shall seek to assemble and manage a selling group of selected registered broker-dealers which are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for shares under a selected dealers' agreement in the form attached hereto as Exhibit A.

         The obligations of the Agent pursuant to this Agreement shall terminate upon the completion, termination or abandonment of the Plan by the Association or upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription and Community Offering ("End Date"). All unpaid fees and expenses due to the Agent shall be payable in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the Association and the Agent may agree to renew this Agreement under mutually acceptable terms.

         In the event the Company is unable to sell a minimum of 1,700,000 Shares during the Offering (including any permitted extensions thereof) herein provided, this Agreement shall terminate and the Company shall refund to all persons who have subscribed for any of the Shares, the full amount of their subscriptions plus accrued interest as set forth in the Prospectus and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 8, 9, and 10 hereof.

         In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid the fees and expenses accruing to the date of such termination pursuant to this Section 2.


         If all conditions precedent to the consummation of the Conversion, including, without limitation, the receipt of subscriptions for the minimum number of Shares permitted to be sold in the Conversion on the basis of the most recent updated appraisal report and compliance by the Company and the Association of the conditions set forth in Section 7 hereof to the reasonable satisfaction of the Agent and its counsel, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and deliver certificates for such Shares within three business days after the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan. The release of Shares against payment therefor shall be made at a time, date and place mutually acceptable to the Company, the Association and the Agent. Certificates for Shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 4


         The Agent shall receive the following compensation for its services hereunder:


         (a) A management fee of $25,000, payable in four consecutive monthly installments, of which $_______ the parties hereto acknowledge and agree has been paid. Such management fee shall be deemed earned when due.

         (b) A success fee of 1.3% of the aggregate purchase price of the Shares sold in the Subscription and Community Offering, excluding Shares subscribed or purchased by the Association's officers, directors or employees (or their immediate family members) or by the ESOP or any tax-qualified or stock-based compensation plans (except Individual Retirement Accounts) or similar plan created by the Association for some or all of its directors or employees. The management fee set forth in subsection (a) shall be applied against the success fee.

         (c) For Shares sold in the Syndicated Community Offering by selected broker-dealers, the Agent shall receive a fee not to exceed 5.5% of the aggregate purchase price of the Shares sold by such selected broker-dealers, and the Agent shall pass on to such selected broker-dealers an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. In the event any fees are paid pursuant to this subsection (c), such fees shall be in lieu of, and not in addition to, the fees paid pursuant to subsections (a) and (b) above. Fees with respect to purchases affected with the assistance of broker-dealers other than the Agent shall be transmitted by the Agent to such broker/dealer.


         Whether or not the Conversion is completed or the sale of the Shares by the Company is consummated, the Company and the Association jointly and severally agree to pay or reimburse the Agent, from time to time upon the Agent's request, for: (a) all reasonable out-of-pocket expenses incurred by the Agent including, but are not limited to, travel, communication, lodging and postage, not to exceed $10,000 (which expenses the Agent shall document) and (b) the reasonable legal fees and expenses of its counsel not to exceed $30,000.


         The Company and the Association shall bear the expenses of the Offering customarily borne by issuers including, without limitation, OTS, Commission, "Blue Sky," and NASD filing and registration fees; the fees of the Association's accountants, attorneys, appraiser, transfer agent and registrar, and other agent fees and expenses; any stock issue or transfer taxes; printing, mailing and marketing and syndicate expenses associated with the Conversion.

         Full payment of all fees and expenses payable to the Agent, as described above, shall be made in next day funds on the earlier of the Closing Date or the End Date.

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 5

         Section 3. Representations and Warranties of the Company and Association. The Company and the Association jointly and severally represent and warrant to the Agent as follows:

         (a) The Registration Statement has been declared effective by the Commission; at the time the Registration Statement became effective, the Registration Statement, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement, including the Prospectus contained therein, and any information regarding the Company or the Association contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Association for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and at the time any prospectus was filed with the Commission pursuant to Rule 424(b) or Rule 424(c) of the 1933 Act regulations and as of the date of this Agreement, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any information regarding the Company or the Association contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Association for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 3(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association by the Agent expressly regarding the Agent for use in the Prospectus under the captions "Market for Common Stock" and "The Conversion--Marketing, Underwriting and Records Management Services Arrangements."

         (b) The Conversion Application has been approved by the OTS and the related Prospectus and the proxy statement of the Association relating to the special meeting of members at which the Plan shall be considered for approval by the Association's eligible voting members have been authorized for use by the OTS; at the time of the approval of the Conversion Application, including the Prospectus contained therein, and as of the date of this Agreement, the Conversion Application, including the Prospectus, complied as to form in all material respects with the Conversion Regulations. At the time of the approval of the Conversion Application, including the Prospectus contained therein, and as of the date of this Agreement, the Conversion Application, including the Prospectus contained therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 3(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association by the Agent expressly regarding the Agent for use in the Prospectus under the captions "Market for Common Stock" and "The Conversion--Marketing, Underwriting and Records Management Services Arrangements."

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 6

         (c) The Holding Company Application has been approved by the OTS.

         (d) No order has been issued by the OTS, the Commission or any other governmental agency preventing or suspending the use of the Prospectus and no action by or before any governmental entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the best knowledge of the Company and the Association, threatened.


         (e) The Plan has been adopted by the Board of Directors of the Association as required by the Conversion Regulations and has been acknowledged by the Board of Directors of the Company.


         (f) To the best knowledge of the Company and the Association, no person has sought to obtain review of the final action of the OTS in approving the Plan or in approving the Conversion Application or the Holding Company Application pursuant to the HOLA, the Conversion Regulations, state securities laws and regulations (collectively, the "Blue Sky Laws").

         (g) The Association is organized and is validly existing as a federally chartered savings and loan association in mutual form of organization in good standing under the laws of the United States, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Association has obtained all licenses, permits and other governmental authorizations required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Company and the Association taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect and the Association is complying therewith in all material respects; the Association is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to be so qualified in one or more of such jurisdictions would have a material adverse effect on the financial condition, earnings, capital, assets properties or business of the Association.

         (h) The Association does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, capital, assets, properties or the business of the Company; the Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition,

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 7

earnings, capital, assets or properties of the Company and the Association taken as a whole; and all such licenses, permits and governmental authorizations are in full force and effect, and the Company is complying in all material respects therewith.

         (j) The Association is a member of the Federal Home Loan Bank of Cincinnati ("FHLB-Cincinnati"); the deposit accounts of the Association are insured by the FDIC under the SAIF up to applicable legal limits; and no proceedings for the termination or revocation of such membership or insurance are pending or, to the best knowledge of the Association, threatened.


         (k) The Company and the Association have good and marketable title to all real property and other assets material to the business of the Company and the Association and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except as described therein or are not material to the business of the Company and the Association, taken as a whole; and all of the leases and subleases material to the business of the Company and the Association, including those described in the Registration Statement and Prospectus, are in full force and effect and the Company and the Association are complying therewith in all material respects.


         (l) The Company and the Association have received an opinion of Muldoon, Murphy & Faucette, Washington, D.C., with respect to the federal income tax consequences of the Conversion, and an opinion from Crowe Chizek and Company LLP with respect to the Ohio income tax consequences of the Conversion, as described in the Registration Statement and Prospectus; and the facts and representations upon which such opinions are based are true, accurate and complete, and neither the Company nor the Association has taken any actions inconsistent therewith.


         (m) The Company and the Association have all such power, authority, authorizations, approvals and orders as may be required to enter into and perform this Agreement; the consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Association and this Agreement has been validly executed and delivered by the Company and the Association and is the valid, legal and binding Agreement of the Company and the Association enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, or (iii) laws relating to the safety and soundness of insured depository institutions and their affiliates as set forth in 12 U.S.C. Section 1818(b), and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or Section 23A of the Federal Reserve Act, as amended ("Section 23A").

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 8

         (n) The execution, delivery and performance of this Agreement by the Company and the Association shall not conflict with, or result in a breach of, any of the terms, provision or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation or bylaws of the Company or the charter and bylaws of the Association.

         (o) The Company and the Association are not in violation of any directive from the OTS, FDIC or any other governmental agency to make any change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations and, except as set forth in the Registration Statement and the Prospectus, there is no suit, proceeding, charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the best knowledge of the Company and the Association, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement, the consummation of the transactions contemplated by the Plan and as described in the Registration Statement and the Prospectus or which might have a material adverse affect on the financial condition, earnings, capital, properties, assets or business of the Company or the Association, taken as a whole.

         (p) The financial statements of the Association which are included in the Registration Statement, the Conversion Application and the Prospectus present fairly the financial condition, results of operations, retained earnings and cash flows of the Association at the respective dates thereof and for the respective periods covered thereby, and comply as to form in all material respects with the applicable accounting requirements of the Conversion Regulations, Regulation S-X of the Commission, and generally accepted accounting principles ("GAAP") consistently applied through the periods involved (except as noted therein). Such financial statements are consistent with the most recent financial statements and other reports filed by the Association with the OTS, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Association included in the Registration Statement and the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the bases described therein.

         (q) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition, earnings, capital, properties or business of the Company and the Association, considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in loans past due 90 days or more or in real estate acquired by foreclosure, by deed-in-lieu of foreclosure, or deemed in-substance foreclosure, (iii) there has not been any material decrease in surplus and reserves or total assets of the Association, (iv) neither the Company nor the Association has issued any securities or incurred

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 9

any liability or obligation for borrowing other than in the ordinary course of business; (v) there have not been any transactions entered into by the Company or the Association, except with respect to those transactions entered into in the ordinary course of business; (vi) the properties and business of the Company and the Association conform in all material respects to the descriptions thereof contained in the Prospectus; and (vii) neither the Company nor the Association has any material contingent liabilities except as disclosed in the Prospectus.

         (r) Neither the Company nor the Association is in violation of its articles of incorporation or bylaws or charter or bylaws, as applicable, or in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound, which would result in a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Company and the Association, considered as one enterprise.


         (s) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default on the part of the Company or the Association in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company or the Association is a party or by which any of them or any of their property is bound or affected, except such defaults which would not have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Company and the Association, considered as one enterprise; and such agreements are in full force and effect and no other party to any such agreements has instituted or, to the best knowledge of the Company and the Association, threatened any action or proceeding wherein the Company or the Association might be alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to the Company or the Association, would have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of Company and the Association, considered as one enterprise.


         (t) Notwithstanding subscription rights granted pursuant to the Plan, no preemptive rights exist with respect to the Shares.


         (u) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approvals of the OTS and the Commission and any necessary qualification, notification, registration or exemption under the Blue Sky Laws of the various jurisdictions in which the Shares are to be offered.


         (v) Robb, Dixon, Francis, Davis, Oneson & Company, which has certified the financial statements of the Association contained in the Registration Statement, Conversion Application, and the Prospectus, are, with respect to the Company and the Association, independent public

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 10

accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the Conversion Regulations, and the 1933 Act Regulations.

         (w) Keller and Company, Inc., which has prepared the Conversion Valuation Appraisal Report as of September 18, 1998, as amended or supplemented, if so amended or supplemented ("Appraisal"), is independent of the Company and the Association within the meaning of the Conversion Regulations.

         (x) Keller and Company, Inc., which has prepared the Conversion Valuation Appraisal Report as of September 18, 1998, as amended or supplemented, if so amended or supplemented ("Appraisal"), is independent of the Company and the Association within the meaning of the Conversion Regulations.

         (y) The Company and the Association have timely filed all required federal, state and local tax returns; and the Company and the Association have paid all taxes due and payable in respect of such returns, and except where permitted to be extended, and have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

         (z) The Association complies in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

         (aa) Neither the Company nor the Association has lent any funds for the purchase of Shares or has made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.


         (bb) Neither the Company nor the Association has: (i) issued any securities within the last 18 months (except for notes to evidence other bank loans or other liabilities in the ordinary course of business or as described in the Prospectus and with respect to the Company, except for shares issued in connection with the incorporation of the Company); (ii) had any dealings within the immediate prior 12 months with any NASD member, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for the Letter Agreement; and (iv) engaged any intermediary other than the Agent in connection with the Offering, and no person is being compensated in any manner for such service.


         (cc) The Company and the Association have not relied upon the Agent or the Agent's counsel for any legal, tax or accounting advice in connection with the Conversion.

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 11

         (dd) All documents delivered by the Association or the Company or their representatives in connection with the issuance and sale of the Common Stock and the Agent's exercise of due diligence, were, on the dates on which they were delivered, accurate and complete in all material respects or were amended in writing to be accurate and complete in all material respects.

         (ee) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects and the Agent shall have no liability to any person for the accuracy, reliability and completeness of such records or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records.


         (ff) To the best knowledge of the Company and the Association, the Company and the Association comply in all material respects with all laws, rules and regulations relating to environmental protection, and neither the Company nor the Association has been notified or is otherwise aware that either of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the best knowledge of the Company and the Association, threatened against the Company or the Association relating to environmental protection, nor does the Company or the Association have any reason to believe any such proceedings may be brought against either of them; and to the best knowledge of the Company and the Association, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by the Company or the Association or in which the Association has a security interest.

         Any certificate signed by an officer of the Company or the Association pursuant to the conditions of this Agreement and delivered to the Agent or its counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company or the Association to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.


         Section 4. Representations and Warranties of the Agent. The Agent represents and warrants to the Company and the Association that:

         (a) The Agent is a corporation in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Association and the Company hereunder.


         (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 12

action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is the legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, or (iii) except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy.


         (c) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provision hereof shall not conflict with, or result in a breach of, any of the terms, provision or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.


         (d) The Agent and its employees, and to the best knowledge of the Agent, its representatives, who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered for sale by the Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

         (e) No approval of any regulatory, supervisory or other public authority other than the NASD is required in connection with the Agent's execution and delivery of this Agreement and the approval of the NASD has been received.


         (f) There is no suit, proceeding, charge, or action before or by any court, regulatory authority or government agency or body pending or, to the best knowledge of the Agent, threatened, which might materially and adversely affect the Agent's performance of this Agreement.

         Section 5. Covenants of the Company and the Association. The Company and the Association hereby jointly and severally covenant with the Agent as follows:

         (a) From the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective and up to the Closing Date, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the Association contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Association for use in connection with the Offering, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 13

of the circumstances under which they were made, not misleading; provided, however, that the covenant in this Section 5(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association by the Agent expressly regarding the Agent for use in the Prospectus under the captions "Market for Common Stock" and "The Conversion--Marketing, Underwriting and Records Management Services Arrangements."

         (b) From the time of the approval of the Conversion Application, including the Prospectus contained therein, and up to the Closing Date, the Conversion Application, including the Prospectus contained therein, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this covenant in this Section 5(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association by the Agent expressly regarding the Agent for use in the Prospectus under the captions "Market for Common Stock" and "The Conversion--Marketing, Underwriting and Records Management Services Arrangements."


         (c) At any time after the date the Registration Statement is declared effective, the Company shall not file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement, and shall not file any amendment or supplement to which the Agent or its counsel shall reasonably object.

         (d) At any time after the Conversion Application is approved by the OTS, the Association shall not file any amendment or supplement to the Conversion Application without providing the Agent and its counsel an opportunity to review such amendment or supplement, and shall not file any amendment or supplement to which the Agent or its counsel shall reasonably object.

         (e) At any time after the Holding Company Application is approved by the OTS, the Company shall not file any amendment or supplement to such Holding Company Application without providing the Agent and its counsel an opportunity to review such amendment or supplement, and shall not file any amendment or supplement to which the Agent or its counsel shall reasonably object.


         (f) The Company and the Association shall notify the Agent in writing of any violation of its articles of incorporation and bylaws, in the case of the Company, and its charter and bylaws, in the case of the Association, at any time after the date hereof and prior to the Closing Date. Unless waived in writing by the Agent, which waiver shall not be unreasonably withheld, the Company shall not be in violation of its articles of incorporation or bylaws, and the Association shall not be in violation of its charter or bylaws, at any time after the date hereof and prior to the Closing Date.

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 14



         (g) The Company and the Association shall use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-approval amendment to the Conversion Application to be approved by the OTS, and shall immediately notify the Agent upon receipt of any information concerning any of the following events: (i) when any post-effective amendment to the Registration Statement has become effective;
(ii) when any post-approval amendment to the Conversion Application has been approved; (iii) when any post-approval amendment to the Holding Company Application has been approved; (iv) when any comments from the Commission, the OTS, or any other governmental entity are issued with respect to the Registration Statement, Conversion Application, Holding Company Application, or the transactions contemplated by this Agreement; (v) when any request is made by the Commission, the OTS or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application or the Holding Company Application, or for any other additional information; (vi) when the Commission, the OTS or any other governmental entity issues any order or takes or threatens any action to suspend the Offering, the effectiveness of the Registration Statement, or the use of the Prospectus or any other filing of the Company or the Association under the Conversion Regulations, or other applicable law; (vii) the issuance by the Commission, the OTS or any other governmental authority of any stop order suspending the effectiveness of the Registration Statement or the approval of the Conversion Application or Holding Company Application, or of the initiation or threat of initiation of any proceedings for any such purpose; or (viii) the occurrence of any event mentioned in paragraph
(m) below; and the Company and the Association will make every reasonable effort to prevent the issuance by the Commission, the OTS or any state authority of any order referred to in (vi) and (vii) above, and if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.


         (h) As of the Closing Date, the Association shall have all approvals and authority to issue and sell the capital stock of the Association to the Company and the Company shall have such approvals and orders to issue and sell the Shares as provided for herein and as described in the Prospectus.


         (i) The Company and the Association shall deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the Conversion Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto. The Company and the Association shall also deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings.



         (j) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range set forth in the Prospectus under the caption "Capitalization," and, except for shares issued in connection with the incorporation of the Company which shall be canceled upon consummation of the Conversion, no shares of Common Stock shall be issued and outstanding prior to the Closing Date; the Shares shall have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 15


payment of the consideration calculated as set forth in the Plan and in the Prospectus, shall be duly and validly issued, fully paid and non-assessable; the terms and provisions of the Shares shall conform to the description thereof contained in the Registration Statement and the Prospectus; and upon the issuance of the Shares, good title to the Shares shall be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.


         (k) The Company and the Association shall furnish to the Agent, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 ("1934 Act"), such number of copies of such Prospectus as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act ("1934 Act Regulations"); and the Company and the Association authorize the Agent to use the Prospectus in any lawful manner contemplated by the Plan in connection with the sale of the Shares.

         (l) The Company and the Association shall comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission and the OTS, to be complied with subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Company and the Association shall comply, at their own expense, with all requirements imposed upon them by the Commission and the OTS, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.


         (m) If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting the Company or the Association shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company and the Association or in the opinion of the Agent' counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered, the Company and the Association shall, at their own expense, prepare and file with the Commission and the OTS and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance satisfactory to the Agent and its counsel after a reasonable time for review) which shall amend or supplement the Registration Statement or Prospectus, so that as amended or supplemented the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

         (n) The Company and the Association shall each timely furnish to the Agent such information with respect to them as the Agent may from time to time reasonably request.

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 16




         (o) The Company shall take all necessary action required to register the Shares for offering and sale by the Company or to exempt such Shares from registration and to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or Agent under the Blue Sky Laws of such jurisdictions in which the Agent and the Company and the Association may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified; and in each jurisdiction where any of the Shares shall have been qualified or registered the Company shall prepare and file, at its own expense, such statements and reports as may be required by the laws of such jurisdiction.


         (p) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders shall be duly established and maintained by the Association in accordance with the Conversion Regulations.

         (q) The Company and the Association shall not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the prior written consent of the Agent, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

         (r) The Common Stock shall be the subject of an effective registration statement under Section 12(g) of the 1934 Act as of the Closing Date and the Company shall maintain the effectiveness of such registration for not less than three years.

         (s) During the period during which the Common Stock is registered under the 1934 Act or for three years from the Closing Date, whichever period is greater, the Company shall furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report in accordance with Rule 14a-3(b) of the 1934 Act Regulations.

         (t) During the period of three years from the Closing Date, the Company shall furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K(SB), 10-Q(SB) and 8-K and all proxy statements and annual reports to stockholders), (ii) if requested, a copy of each other non-confidential report of the Company mailed to its stockholders or filed with the Commission, the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Association as the Agent may reasonably request; and (iii) from time to time, such other non-confidential information concerning the Company or the Association as the Agent may reasonably request.

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 17

         (u) The Company and the Association shall use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

         (v) The Company shall not distribute any prospectus (as defined in Section 2(10) of the 1933 Act) other than the Prospectus and the Sales Information (as defined in Section 8 hereof) in connection with the offer and sale of the Shares without first notifying the Agent.

         (w) The Company shall use its best efforts to (i) encourage and assist two market makers to establish and maintain a market for the Shares and (ii) list the Shares on a national securities exchange or on The Nasdaq Stock Market effective on or prior to the Closing Date.

         (x) In accordance with the Plan and as described in the Prospectus, the Association shall deposit all funds received from subscribers in an interest bearing account until the Closing Date and the satisfaction of all conditions precedent to the release of the Shares, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled.


         (y) The Company shall register as a savings and loan holding company under the HOLA within 90 days of the Closing Date.


         (z) The Company and the Association shall take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."


         (aa) The Association shall not amend the Plan of Conversion in any manner that, in the reasonable opinion of the Agent, would materially and adversely affect the sale of the Shares or the terms of this Agreement, without first notifying and receiving the consent of the Agent, which consent shall not be unreasonably withheld.


         (bb) From the date of this Agreement up to the Closing Date, the records of Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members shall be accurate, reliable and complete in all material respects; and the Agent, who shall assist the Company and the Association in their allocation of the Shares in the event of an oversubscription, shall have no liability to any person for the accuracy, reliability and completeness of such records or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records.


         (cc) Prior to the Closing Date, the Plan shall have been approved by the eligible voting members of the Association in accordance with the Conversion Regulations and the provisions of the Association's mutual charter and bylaws.

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 18

         (dd) The Company and the Association shall conduct the Conversion in accordance with the Plan, all applicable laws and regulations and in the manner described in the Prospectus.

         (ee) The Company and the Association shall comply with the provisions of Rule 158 of the 1933 Act Regulations.


         (ff) The Company shall file with the Commission the information required by Rule 463 of the 1933 Act Regulations.


         (gg) The Company and the Association shall use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 7 hereof.


         (hh) Until and including the Closing Date, the Company and the Association shall conduct their businesses in material compliance with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the OTS and the FDIC.

         (ii) Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) the Association shall have been converted pursuant to the Plan to a federally chartered stock savings and loan association, (ii) all of the authorized and outstanding capital stock of the Association shall be owned by the Company, (iii) the Company shall have no direct subsidiaries other than the Association, and (iv) the Conversion shall have been effected in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the Commission, the OTS or any other governmental agency, if any, shall have been complied with by the Company and the Association in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.


         (jj) The consummation of the transactions herein contemplated shall not conflict with or constitute a breach of, or default under, the charter and bylaws of the Association in capital stock form.

         Section 6. Covenants of the Agent. The Agent hereby covenants with the Company and the Association as follows:


         (a) During the Offering, the Agent shall comply, in all material respects with all requirements imposed upon it by the OTS and, to the extent applicable, by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and the Agent shall remain a registered selling agent in all such jurisdictions in which the Company is so relying for the sale of Shares as

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 19


set forth in the blue sky memorandum with respect to the Offering until the Conversion is consummated or terminated.


         (b) The Agent shall distribute the Prospectus in connection with the sales of the Common Stock in accordance with Conversion Regulations, the 1933 Act and the 1933 Act Regulations.

         Section 7. Conditions to the Agent's Obligations. The Agent's obligations hereunder are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Company and the Association herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company and the Association shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

         (a) At the Closing Date, the Company and the Association shall have conducted the Conversion in all material respects accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OTS, the FDIC, the Commission and any state securities agency.

         (b) The Registration Statement shall have been declared effective by the Commission, the Conversion Application approved by the OTS, and the Holding Company Application approved by the OTS not later than 5:30 p.m. on the date of this Agreement, or with the Agent's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, or any state authority and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the best of the Company's and the Association's knowledge, threatened by the Commission, the OTS or any other federal or state authority.

         (c) At the Closing Date, the Agent shall have received:

                  (1) The favorable opinion, dated as of the Closing Date and addressed to the Agent for their benefit, of Muldoon, Murphy & Faucette, Washington, D.C., counsel for the Company and the Association, in form and substance to the effect that:

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 20


         (iii) The Company is qualified to do business as a foreign corporation in the State of Ohio and in each other jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business of the Company and the Savings Bank, taken as a whole.

         (iv) Upon consummation of the Conversion the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under "Capitalization," and no shares of Common Stock have been issued and will remain outstanding prior to the Closing Date.


         (v) The Shares have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable.

         (vi) The issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law or, to the best of such counsel's knowledge and information, otherwise.


         (vii) The Association has been at all times since the date hereof and prior to the Closing Date organized, and is validly existing, under the laws of the United States of America as a federally chartered savings and loan association of mutual form, and, at the Closing Date , has become duly organized, validly existing and in good standing under the laws of the United States of America as a federally chartered savings and loan association of stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Association is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business of the Company and the Association , taken as a whole.


         (viii) The Association is a member of the FHLB - Cincinnati and the deposit accounts of the Association are insured by the FDIC up to the applicable limits.

         (ix) Upon consummation of the Conversion, all of the issued and outstanding capital stock of the Association will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim.

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 21


         (x) The OTS has approved the Holding Company Application and the Conversion Application; such approvals remain in full force and effect and no action is pending or, to the best of such counsel's knowledge, threatened respecting the Holding Company Application or the Conversion Application or the acquisition by the Company of all of the Savings Bank's issued and outstanding capital stock; the Holding Company Application and the Conversion Application comply as to form in all material respects with the Conversion Regulations and all other applicable requirements of the OTS, and, to best of such counsel's knowledge, include all documents required to be filed as exhibits thereto, excluding the Prospectus and any related marketing materials filed as a part of the Holding Company Application or the Conversion Application as to which no opinion need be given; the Company is duly authorized to become a savings and loan holding company and is duly authorized to own all of the issued and outstanding capital stock of the Association to be issued pursuant to the Plan.


         (xi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (A) have been duly and validly authorized by all necessary action on the part of each of the Company and the Association, and this Agreement constitutes the legal, valid and binding agreement of each of the Company and the Association, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies), (B) to the best of such counsel's knowledge, will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Association pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Association is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Association is subject that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business of the Company and the Association, taken as a whole, and (C) will not result in any violation of the provisions of the articles or certificate of incorporation, charter, as the case may be, or bylaws of the Company or the Association.


         (xii) The Prospectus has been duly authorized by the OTS for final use pursuant to the Conversion Regulations and no action has been taken, or is pending or, to the best of such counsel's knowledge, threatened, by the OTS to revoke such authorization.


         (xiii) The Registration Statement has been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 22


         the 1933 Act or proceedings therefor that require notice initiated or, to the best of such counsel's knowledge, threatened by the Commission.


         (xiv) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

         (xv) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, appraisal and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (xvi) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory and regulatory requirements.

         (xvii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against or affecting the Company or the Association that are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or the Association is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

         (xviii) The information in the Prospectus describing the liquidation account under the captions "The Conversion - Effects of Conversion - Effect on Liquidation Rights," and the information under "Risk Factors
         - Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights," "Regulation," "The Conversion," "Restrictions on Acquisition of the Company and the Association," "Description of Capital Stock of the Company" and "Description of Capital Stock of the Association" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, is complete in all material respects.

         (xix) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto.


         (xx) The Plan has been duly authorized by the Boards of Directors of the Company and the Association; the Association's charter has been amended, effective upon consummation

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 23

         of the Conversion and the filing of such amended charter with the OTS, to authorize the issuance of permanent capital stock; to the best of such counsel's knowledge, the Company and the Association have conducted the Conversion in all material respects in accordance with applicable requirements of the Plan, the Conversion Regulations, and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company or the Association by the OTS and no order, to the best of such counsel's knowledge, has been issued by the OTS to suspend the Offerings and, no action for such purpose has been instituted or, to the best of such counsel's knowledge threatened by the OTS; and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving the Plan.


         (xxi) To the best of such counsel's knowledge and information, each of the Company and the Association have obtained all licenses, permits and other governmental approvals and authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, except for such licenses, permits, approvals or authorizations the failure of which to have would not result in a material adverse change in the financial condition, results of operations or the business of the Company and the Association, taken as a whole, and all such licenses, permits and other governmental authorizations are in full force and effect, and each of the Company and the Association is in all material respects complying therewith.


         (xxii) Neither the Company nor the Association is in violation of its certificate or articles of incorporation or charter, as the case may be, upon consummation of the Conversion nor, to the best of such counsel's knowledge, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Association is a party or by which the Company, the Association or the Subsidiary or any of their respective property may be bound in any respect that would have a material adverse effect upon the financial condition, results of operations or business of the Company and the Association, taken as a whole.



         In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of the Company and the Association and certificates of public officials. All references "to such counsel's knowledge" in such opinion shall refer to the actual and conscious awareness of facts or other information of the individual attorneys who have been actively involved in the transactions contemplated by this Agreement or the preparation of such opinion . For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company or the Association, or their counsel, shall have received a copy

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 24


of such proceedings, order, stop order or action. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company or the Association.


         In addition, such counsel shall provide a letter stating that during the preparation of the Registration Statement, Conversion Application and the Prospectus, such counsel participated in conferences with certain officers and other representatives of the Association and the Company, representatives of the Agent, counsel to the Agent, representatives of the independent public accountants for the Association and the Company at which the contents of the Registration Statement, the Conversion Application and the Prospectus and related matters were discussed and, although they are not passing upon and do not assume the responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Conversion Application and Prospectus, on the basis of the foregoing (relying as to factual matters on certificates of officers and other factual representations by the Association and the Company), nothing has come to such counsel's attention that caused them to believe that the Registration Statement at the time it was declared effective by the SEC, or the Prospectus as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel shall express no comment or opinion with respect to the financial statements, schedules and other financial information and statistical and stock valuation data included, or statistical methodology employed, in the Registration Statement, Conversion Application and Prospectus).

                  (2) The favorable opinion, dated as of the Closing Date, of Breyer & Aguggia LLP, Washington, D.C., counsel to the Agent, with respect to such matters as the Agent may reasonably require. Such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Company and the Association delivered pursuant hereto or as such counsel shall reasonably request.


         (d) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and a certificate of the Chief Executive Officer and the Chief Financial Officer of the Association, both dated as of the Closing Date, that state that: (i) they have reviewed the Prospectus and, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus and as of the Closing Date, no material adverse change in the financial condition or in the earnings, capital, properties or business of the Company and the Association, considered as one enterprise, has occurred and no other event has occurred, which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, and the conditions set forth in this Section 7 have been satisfied;
(iii) the

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 25

representations and warranties in Section 3 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (iv) the Company and the Association have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and shall comply in all material respects with all obligations to be satisfied by them after the Closing Date; (v) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Company or the Association, threatened by the Commission or any state authority; (vi) no order suspending the Offering, the Conversion, or the effectiveness of the Prospectus has been issued or is pending or, to the best knowledge of the Company or the Association, threatened by the OTS, the Commission, or any other authority; and (vii) to the best knowledge of the Company or the Association, no person has sought to obtain review of the final action of the OTS approving the Plan.

         (e) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition, or in the earnings or business of the Company and the Association, considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus other than transactions referred to or contemplated therein; (ii) the Company or the Association shall not have received any directive from the OTS or the FDIC to make any material change in the method of conducting their business with which it has not complied (which directive, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, operations or financial condition or income of the Company and the Association, considered as one enterprise; (iii) the Company and the Association shall not have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the best knowledge of the Company and the Association, threatened against the Company or the Association or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business operations, financial condition or income of the Company and the Association, considered as one enterprise; and (v) where required, the Shares have been qualified or registered for offering and sale under the Blue Sky Laws of the jurisdictions in which the Shares have been offered for sale.

         (f) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Crowe Chizek and Company LLP, dated the date hereof and addressed to the Agent: (i) confirming that Crowe Chizek and Company LLP are independent public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, 12 CFR Section 571.2(c)(3) and the Code of Professional Ethics of the American Institute of Certified Public Accountants, and stating in effect that based on their reading of the financial statements of the Association as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 audited by Robb, Dixon, Francis, Davis, Oneson & Company and included in the Registration Statement and the Prospectus, such financial statements and the related notes comply as to form in all material respects with the

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 26

applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the Conversion Regulations, and GAAP applied consistently; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Association prepared by the Association, a reading of the minutes of the meetings of the Boards of Directors of the Association and the Company and the members of the Association, and consultations with officers of the Association responsible for financial and accounting matters, nothing came to its attention which caused it to believe that: (A) the unaudited financial statements of the Association included in the Prospectus are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; and (B) during the period from the date of the latest audited financial statements included in the Prospectus to a specified date not more than three business days prior to the date hereof, there was any increase in borrowings or in non-performing assets by the Company or the Association; and (C) except as otherwise discussed in the Prospectus, there was any decrease in retained earnings of the Association at the date of such letter as compared with amounts shown in the latest audited statement of condition included in the Prospectus or there was any decrease in net income or net interest income of the Association for the number of full months commencing immediately after the period covered by the latest audited income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus or in such letter as compared to the corresponding period in the preceding year (included in the Recent Developments Section of the Prospectus); and (iii) stating that, in addition to the performance of the procedures referred to in clause (ii) of this subsection (f), it has compared with the general accounting records of the Company and/or the Association, as applicable, which are subject to the internal controls of the Company's and/or the Association's, as applicable, accounting system and other data prepared by the Company and/or the Association, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith.

         (g) At the Closing Date, the Agent shall receive a letter from Crowe Chizek & Company LLP, dated the Closing Date and addressed to the Agent, confirming the statements made by them in the letter delivered by them pursuant to subsection (f) of this Section 10, the "specified date" referred to in clause
(ii) of subsection (f) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

         (h) At the Closing Date, the Agent shall receive a letter from Keller & Company, Inc., Inc., dated the Closing Date and addressed to the Agent, (i) confirming that said firm is independent of the Company and the Association and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Company and the Association expressed in the appraisal as most recently updated, remains in effect.

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 27

         (i) The Company and the Association shall not have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

         (j) At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the OTS approving the Conversion Application and the Holding Company Application and authorizing the use of the Prospectus; (ii) a copy of the order from the Commission declaring the Registration Statement effective; (iii) a certificate from the OTS evidencing the existence of the Association; (iv) a certificate of good standing from the State of Delaware evidencing the good standing of the Company; (v) a certificate from the FDIC evidencing the Association's insurance of accounts; (vi) a certificate of the FHLB-Cincinnati evidencing the Association's membership therein, and (vii) any other documents that the Agent shall reasonably request.

         (k) As soon as available after the Closing Date, the Agent shall receive a copy of the Association's federal stock charter as executed by the OTS.

         (l) At or prior to the Closing Date, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on The Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or The Nasdaq Stock Market or by order of the Commission or any other governmental authority;
(ii) a general moratorium on the operations of commercial banks, Ohio or federal savings and loan associations or a general moratorium on the withdrawal of deposits from commercial banks, Ohio or federal savings and loan associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or
(iv) a material decline in the price of equity or debt securities in the effect of any of the above in the Agent' reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and Prospectus.

         Section 8.  Indemnification.


         (a) The Company and the Association jointly and severally agree to indemnify and hold harmless the Agent, its officers, directors, agents, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 28

otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), or any blue sky application or other instrument or document executed by the Company or the Association or based upon written information supplied by the Company or the Association filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company or the Association based upon written or oral information furnished by or on behalf of the Company or the Association, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or
(iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion, or (iv) arise out of or based upon the Conversion or the Agent's engagement hereunder; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Association by the Agent regarding the Agent; and provided further, however, that the Company and the Association shall not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court of competent jurisdiction to have resulted from the Agent's bad faith or gross negligence.

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 29

         (b) The Agent agrees to indemnify and hold harmless the Company and the Association, their directors and officers and each person, if any, who controls the Company or the Association within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Association, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent's obligations under this Section 8(b) shall exist only if and only to the extent (i) that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto) or the Conversion Application (or any amendment or supplement thereto), and Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company or the Association by the Agent regarding the Agent.

         (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 30

related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.


         (d) The agreements in this Section 8 and in Section 9 hereof and the representations and warranties of the Company and the Association set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Agent or its officers, directors or controlling persons, agents or employees or by or on behalf of the Company or the Association or any officers, directors or controlling persons, agents or employees of the Company or the Association; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement. To the extent applicable, the Company's, the Association's and the Agent' obligations under this Section 8 are subject to and limited by public policy and the provisions of applicable law, including Section 23A.

         Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Association or the Agent, as the case may be, the Company, the Association and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Company, the Association or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees and expenses paid to the Agent pursuant to Section 2 of this Agreement bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Company and the Association shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company and the Association, on the one hand, and the Agent, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company and the Association, on the one hand, and the Agent, on the other, from the Offering (before deducting expenses). The relative benefits received by the Company and the Association, on the one hand, and the Agent, on the other, shall be deemed to be in the same proportion as the gross proceeds from the Offering received by the Company bear to the total fees and expenses received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Association, on the one hand, or the Agent, on the other, and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Association and the Agent agree that it would not be just and equitable if

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 31



contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company and the Association under this
Section 9 and under Section 8 shall be in addition to any liability which the Company and the Association may otherwise have. For purposes of this Section 9, each of the Agent's, the Company's or the Association's officers and directors and each person, if any, who controls the Agent or the Company or the Association within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, the Company or the Association. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, shall notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9. To the extent applicable, the Company's, the Association's and the Agent's obligations under this Section 9 are subject to and limited by public policy and the provisions of applicable law.

         Section 10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company, the Association and the Agent, and the representations and warranties and other statements of the Company, the Association and the Agent set forth in or made pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Company, the Association or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, the Company, the Association, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         Section 11. Termination. (a) The Agent may terminate its obligations under this Agreement by giving the notice indicated below in subsection (b) at any time after this Agreement becomes effective as follows:

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 32


                  (i) In the event the Company fails to sell the required minimum number of Shares by the End Date, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Association to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as otherwise provided in Sections 2, 8, 9 and 10 hereof.


                  (ii) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Company and the Association of such cancellation as provided in Section 12 hereof in writing or at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 8, 9 and 10 hereof.


                  (iii) In the event either the Company or the Association is in material breach of the representations and warranties or covenants contained in Sections 3 and 5 and such breach has not been cured after the Company and the Association have provided the Agent with notice of such breach.


         (b) If the Agent elects to terminate this Agreement with respect to it as provided in this Section 11, the Company and the Association shall be notified promptly by telephone, confirmed by letter.


         (c) The Company and the Association may terminate this Agreement with respect to the Agent in the event the Agent is in material breach of the representation and warranties or covenants contained in Sections 4 and 6 and such breach has not been cured after the Company and the Association have provided the Agent with notice of such breach, and no party to this Agreement shall have any obligation to the other hereunder, except as provided for in Sections 2, 8, 9 and 10 hereof.


         (d) This Agreement may also be terminated by mutual written consent of the parties hereto.

         Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed or delivered and confirmed to Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., 211 Bradenton, Dublin, Ohio 43017-5034, Attention: John Bruno (with a copy to Breyer & Aguggia LLP, 1300 I Street, N.W., Suite 470 East, Washington, D.C. 20005, Attention: John F. Breyer, Jr., Esquire), if sent to the Company and the Association, shall be mailed or delivered and confirmed to

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 33

the Company and the Association at 601 Main Street, Wellsville, Ohio 43968,
Attention: William R. Williams, President and Chief Executive Officer (with a copy to Muldoon, Murphy & Faucette, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attention: Douglas P. Faucette, Esquire).

         Section 13. Parties. The Company and the Association shall be entitled to act and rely on any request, notice, consent, waiver or agreement given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Association, when the same shall have been given by the undersigned or any other officer of the Company or the Association. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Company, the Association, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         Section 14. Entire Agreement. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties (except for specific references herein to the Letter Agreement) and may not be varied except in writing signed by all the parties.

         Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         Section 16. Construction. This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent that federal law shall apply.

         Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Charles Webb & Company,
a Division of Keefe Bruyette & Woods, Inc.
Page 34

         If the foregoing correctly sets forth the arrangement among the Company, the Association, and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.

                                  Very truly yours,

                                  GRAND CENTRAL FINANCIAL CORP.



                                  By:
                                     -------------------------------------------
                                           William R. Williams
                                           President and Chief Financial Officer


                                  CENTRAL FEDERAL SAVINGS AND LOAN
                                  ASSOCIATION OF WELLSVILLE



                                  By:
                                     -------------------------------------------
                                           William R. Williams
                                           President and Chief Executive Officer


AGREED TO AND ACCEPTED
AS OF THE DATE FIRST WRITTEN ABOVE:

CHARLES WEBB & COMPANY,
A DIVISION OF KEEFE, BRUYETTE & WOODS, INC.



By:
   ----------------------------------
         Title:
         Name:

                                                                       EXHIBIT A

                          GRAND CENTRAL FINANCIAL CORP.


                             Up to 2,300,000 Shares)
                           (Par Value $0.01 Per Share)

                           Selected Dealers' Agreement


                          ___________________ ___, 1998

Gentlemen:

         We have agreed to assist Central Federal Savings and Loan Association of Wellsville, Wellsville, Ohio ("Association"), a federally chartered mutual savings and loan association, in connection with the offer and sale of up to 2,300,000 shares of the common stock, par value $0.01 per share ("Common Stock"), of Grand Central Financial Corp., Wellsville, Ohio ("Company"), a Delaware corporation, to be issued in connection with the conversion of the Association from the mutual to stock form of ownership pursuant to the Home Owners' Loan Act, as amended, and 12 C.F.R. Part 563b. The total number of shares of Common Stock to be offered may be decreased to a minimum of 1,700,000 shares and increased to a maximum of 2,645,000 shares. The price per share has been fixed at $10.00. The Common Stock, the number of shares to be issued, and certain of the terms on which they are being offered, are more fully described in the enclosed Prospectus dated November ____, 1998 ("Prospectus"). In connection with the Conversion, the Company, on a best efforts basis, is offering for sale such shares of Common Stock ("Shares"), in a Subscription Offering (as defined in the Prospectus). Any Shares not sold in the Subscription Offering shall be offered to the general public in the Community Offering (as defined in the Prospectus) giving preference first, to natural persons residing in Columbiana, Mahoning and Jefferson Counties, Ohio.


         The Subscription and Community Offerings are being conducted under a plan of conversion ("Plan"), adopted by the Association's Board of Directors. Pursuant to the Plan, the Association intends to convert from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association and concurrently become the wholly-owned subsidiary of the Company ("Conversion"). The Subscription and Community Offerings are further being conducted in accordance with the regulations of the OTS and subject to the provisions contained in the Plan.


         The Common Stock is also being offered in accordance with the Plan by broker/dealers licensed by the National Association of Securities Dealers, Inc. ("NASD") which have been approved by the Association ("Approved Brokers").

         We are offering the Approved Brokers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Common Stock and we shall pay you a fee in the amount of

____ percent (____%) of the dollar amount of the Common Stock sold on behalf of the Company by you, as evidenced by the authorized designation of your firm on the order form or forms for payment therefor to the special account established by the Association for the purpose of holding such funds. It is understood, of course, that payment of your fee shall be made only out of compensation received by us for the Common Stock sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the closing date of the offering, we shall remit to you, only out of our compensation as provided above, the fees to which you are entitled hereunder.

         Each order form for the purchase of Common Stock must set forth the identity and address of each person to whom the certificates for such Common Stock should be issued and delivered. Such order form also must clearly identify you firm in order for you to receive compensation. You shall instruct any subscriber who elects to send his order form to you to make any accompanying check payable to "Grand Central Financial Corp."

         This offer is made subject to the terms and conditions herein set forth and is made only to Approved Brokers who are members in good standing of the NASD who are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice.

         Orders for Common Stock shall be subject to confirmation and we, acting on behalf of the Company and the Association, reserve the right in our unfettered discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company and the Association, or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Common Stock. No Approved Broker is authorized to act as agent for us when soliciting offers to buy the Common Stock from the public or otherwise. No Approved Broker shall engage in any stabilizing (as defined in Rule 10b-7 promulgated under the Securities Exchange Act of 1934) with respect to the Company's Common Stock during the offering.


         We and each Approved Broker assisting in selling Common Stock pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable state rules and regulations. Each customer-carrying selected dealer that is not a minimum net capital reporting broker/dealer agrees that it shall not use a sweep arrangement and that it shall transmit all customer checks by noon of the next business day after receipt thereof. In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.


         We and each Approved Broker further agree that to the extent that your customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretations of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the offering price of the Common Stock ordered on or before noon of the next business day following receipt or execution of an order form by us to the Company for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we shall subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the customer's behalf, (ii) we shall mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we shall debit accounts of such customers on the third business day ("Debit Date") following receipt of the confirmation referred to in (i), and (iv) we shall forward complete order forms together with such funds to the Company on or before twelve noon on the next business day and each selected dealer acknowledges that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the Debit Date.


         Unless earlier terminated by us, this Agreement shall terminate upon the closing date of the Conversion. We may terminate this Agreement or any provisions hereof any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the Conversion.

         You agree that at any time or times prior to the termination of this Agreement you shall, upon our request, report to us the number of shares of Common Stock sold on behalf of the Company by you under this Agreement.

         We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

         Upon application to us, we shall inform you as to the states in which we believe the Common Stock has been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Common Stock in any state.

         Additional copies of the Prospectus and any supplements thereto shall be supplied in reasonable quantities upon request.

         Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

         This Agreement shall be construed in accordance with the laws of the State of New York.

         Please confirm your agreement hereto by signing and returning the confirmations accompanying this letter at once to us at Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., 211 Bradenton, Dublin, Ohio 43017. The enclosed duplicate copy shall evidence the agreement between us.

                             CHARLES WEBB & COMPANY,
                   A DIVISION OF KEEFE, BRUYETTE & WOODS, INC.



                                  By:
                                      ---------------------------------------
                                      Name:
                                     Title:

CONFIRMED AS OF:



_____________ ____, 1998



------------------------------------
(Name of Dealer)

By:
     -------------------------------

Name:
     -------------------------------

Title:
     -------------------------------